Exhibit 10.1

AMENDMENT No. 3, dated as of March 6, 2018 (this “Amendment”), to the Credit Agreement, dated as of April 4, 2014 (as amended and restated by Amendment No. 1, dated as of November 2, 2016, as amended by Amendment No. 2, dated as of May 2, 2017, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement,” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “Borrower”), CS INTERMEDIATE HOLDCO 1 LLC, a Delaware limited liability company (“Holdings”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), the lenders from time to time party thereto (the “Lenders”) and the other parties thereto; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, Section 3.07 and Section 10.01 of the Credit Agreement provide that the Borrower, the Administrative Agent and the Lenders party hereto may amend the Credit Agreement as set forth herein;
WHEREAS, (i) each Lender that has submitted a signature page hereto (each a “Consenting Lender”) has agreed, on the terms and conditions set forth herein, to consent to the amendments to the Credit Agreement set forth herein, including, without limitation, the reduction of the Applicable Rate with respect to its outstanding Term B-1 Loans; (ii) each Lender that does not submit a signature page hereto (each a “Non-Consenting Lender”) shall be required to assign its Term B-1 Loans to Deutsche Bank AG New York Branch (in such capacity, the “New Lender”) in accordance with Section 3.07 and Section 10.07 of the Credit Agreement and such New Lender shall become a Lender under the Amended Credit Agreement with respect to the Term B-1 Loans so assigned, (iii) on the Amendment No. 3 Effective Date, the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the existing Lenders, all accrued and unpaid interest to, but not including, the Amendment No. 3 Effective Date with respect to the Term B-1 Loans outstanding under the Credit Agreement immediately before giving effect to this Amendment (the “Existing Loans”) and (iv) the consent of the Required Lenders to this Amendment is required pursuant to Section 3.07 of the Credit Agreement to effectuate the assignments contemplated by clause (ii) above; and
WHEREAS, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. (collectively, the “Arrangers”) are the joint lead arrangers and joint bookrunners for this Amendment.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendments to the Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:
“Amendment No. 3” means Amendment No. 3 to the Credit Agreement, dated as of March 6, 2018, among the Borrower, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.
(b)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” contained therein in its entirety and replacing it with the following:
“Applicable Rate” means a percentage per annum equal to 2.00% per annum for Eurodollar Rate Loans and 1.00% per annum for Base Rate Loans.
(c)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Arrangers” contained therein in its entirety and replacing it with the following:
“Arrangers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Barclays Bank PLC, in their respective capacities as joint lead arrangers and joint bookrunners, and Deutsche Bank Securities Inc., in its capacity as sole lead arranger and sole lead bookrunner in respect of Amendment No. 2., and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Barclays Bank PLC, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A, in their respective capacities as joint lead arrangers and joint bookrunners in respect of Amendment No. 3.
(d)    Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Loan Documents” contained therein in its entirety and replacing it with the following:

“Loan Documents” means, collectively, (i) this Agreement, (ii) Amendment No. 1, (iii) Amendment No. 2, (iv) Amendment No. 3, (v) the Notes, (vi) the Guaranty, (vii) the Intercreditor Agreement and (viii) the Collateral Documents.
(e)    Section 2.05(a)(iv) of the Credit Agreement is hereby amended by deleting the phrase “Amendment No. 2 Repricing Date” and replacing it with the phrase “Amendment No. 3 Effective Date”.
(f)    Section 2.08(a) of the Credit Agreement is hereby amended by inserting “, Amendment No. 3” in such Section 2.08(a) immediately before the language “and Section 2.08(b)” therein:
(g)    Section 2.17(d)(vii) of the Credit Agreement is hereby amended by deleting the phrase “Amendment No. 2 Repricing Date” and replacing it with the phrase “Amendment No. 3 Effective Date”.
(h)    Article III of the Credit Agreement is hereby amended by inserting the following language as a new Section 3.09 at the end thereof:
“3.09 Alternate Rate of Interest. (a) Notwithstanding any provision of this Agreement to the contrary, if prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:

(i)     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurodollar Base Rate, as applicable, for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate or the Eurodollar Base Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given by the Administrative Agent when such circumstances no longer exist), (i) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective, and (ii) if any Committed Loan Notice requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of ICE LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which ICE LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.”

(i)    Section 5.17 of the Credit Agreement is hereby amended by inserting the following language as a new clause (e) at the end thereof:
“(e)    The Borrower is not and will not be (1) an employee benefit plan subject to Title I of the ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA.”
(j)    Article X of the Credit Agreement is hereby amended by inserting the following language as a new Section 10.25 at the end thereof:
“10.25     Lender ERISA Representation. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Arrangers and the respective Affiliates of the foregoing, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and the respective Affiliates of the foregoing, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v) no fee or other compensation is being paid directly to the Administrative or any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
For purposes of this Section 10.25, the following definitions apply to each of the capitalized terms below:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”
Section 2.    Limited Waiver. Pursuant to Section 10.07(b)(iv)(y) of the Credit Agreement, the Administrative Agent, hereby waives the payment of the processing and recordation fee in connection with the assignment of Term B-1 Loans by each Non-Consenting Lender to the New Lender as contemplated by this Amendment, which such processing and recordation fee would otherwise by payable by the Borrower pursuant to Sections 3.07(a) and 10.07(b)(iv) of the Credit Agreement. The waiver contained in this Section 2 shall not apply to any fees payable in connection with any other assignment of Loans or Commitments under the Credit Agreement or the Amended Credit Agreement.
Section 3.    Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 3 Effective Date, after giving effect to this Amendment, (i) no Default exists and (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
Section 4.    Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 3 Effective Date”) that that the following conditions have been satisfied:
(i)    Amendment. The Administrative Agent shall have received executed signature pages hereto from the Borrower, Consenting Lenders constituting the Required Lenders, and the Administrative Agent;
(ii)    New Lender. The Administrative Agent shall have received an executed signature page hereto from the New Lender and the assignment (or deemed assignment)

of the Term B-1 Loans held immediately before the Amendment No. 3 Effective Date by all Non-Consenting Lenders shall have been completed;
(i)    Fees. The Agent and each Arranger shall have received the fees in the amounts previously agreed in writing with the Borrower by such Arranger to be received on the Amendment No. 3 Effective Date and all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement for which invoices have been presented three Business Days prior to the Amendment No. 3 Effective Date; and
(ii)    Interest. The Borrower shall have paid to the Administrative Agent, for the ratable benefit of the existing Lenders, all accrued and unpaid interest to, but not including, the Amendment No. 3 Effective Date with respect to the Existing Loans.
Section 5.    New Lender. The New Lender hereby consents to this Amendment. Each of the New Lender, the Administrative Agent and the Borrower acknowledges and agrees that, upon the execution and delivery of an Assignment and Assumption signed by the New Lender, as assignee, and each Non-Consenting Lender, as assignor (or deemed to have been signed by such Non-Consenting Lender pursuant to Section 3.07(b) of the Amended Credit Agreement), the New Lender (i) shall become a “Lender” under, and for all purposes, and subject to and bound by the terms, of the Amended Credit Agreement and other Loan Documents with Term B-1 Loans in an amount equal to the aggregate principal amount of all Existing Loans of all Non-Consenting Lenders, (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Non-Consenting Lender that does not execute such Assignment and Assumption shall be deemed to have executed and delivered such Assignment and Assumption in accordance with Section 3.07(b) of the Amended Credit Agreement. After the assignment (or deemed assignment) of Term B-1 Loans by each Non-Consenting Lender to the New Lender as contemplated above, the New Lender and the Consenting Lenders shall together hold all of the Term B-1 Loans.
Section 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 7.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.    Reaffirmation of Guaranty and Collateral Documents. The Borrower confirms on behalf of the Guarantors that each Guarantor’s obligations and liabilities under the Guaranty and each other Loan Document to which it is a party remain in full force and effect on a continuous basis after giving effect to this Amendment.
Section 10.    Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend, waive or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. All parties agree that the amendments of the Credit Agreement set forth herein do not constitute a novation of the Credit Agreement, as written immediately prior to giving effect to this Amendment.
Section 11.    Tax Treatment. For U.S. federal and applicable state and local income tax purposes, immediately before and after giving effect to this Amendment, all of the Term B-1 Loans shall be treated as one fungible tranche. Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COOPER STANDARD AUTOMOTIVE INC., as the Borrower
By:    /s/ Jonathan P. Banas
    Name: Jonathan P. Banas
    Title: Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 3]

DEUTSCHE BANK AG NEW YORK BRANCH
as Administrative Agent and Collateral Agent
By:    /s/ Alicia Schug
    Name: Alicia Schug
    Title: Vice President
By:    /s/ Maria Guinchard
    Name: Maria Guinchard
    Title: Vice President

[Signature Page to Amendment No.3]

DEUTSCHE BANK AG NEW YORK BRANCH
as the New Lender
By:    /s/ Alicia Schug
    Name: Alicia Schug
    Title: Vice President
By:    /s/ Maria Guinchard
    Name: Maria Guinchard
    Title: Vice President

[Signature Page to Amendment No.3]

CONSENT (this “Consent”) to AMENDMENT NO. 3 (the “Amendment”) to the CREDIT AGREEMENT, dated as of April 4, 2014 (as amended and restated by Amendment No. 1, dated as of November 2, 2016, as amended by Amendment No. 2, dated as of May 2, 2017, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement,”) by and among COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “Borrower”), CS INTERMEDIATE HOLDCO 1 LLC, a Delaware limited liability company (“Holdings”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), the lenders from time to time party thereto (the “Lenders”) and the other parties thereto. Capitalized terms used in this Consent but not defined in this Consent have meanings assigned to such terms in the Amendment.
The undersigned Lender hereby consents to the Amendment and consents to reprice 100% of the outstanding principal amount of the Term B-1 Loans held by such Lender pursuant to the terms thereof.
IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

________________________________________,
(Name of Institution)
By:
    Name:
    Title:
If a second signature is necessary:
By:
    Name:
    Title:

[Signature Page to Amendment No. 3]